EX-99.16

EX-99.16-Schedules for Computation of Performance Quotations


                           SCHEDULE OF COMPUTATION OF
                  TOTAL RETURN INFORMATION FOR THE STOCK ACCOUNT


                             January 1, 2003   January 1, 1999   January 1, 1994
                                    to                to                to
                               December 31,      December 31,      December 31,
                                   2003              2003              2003
                             ---------------   ---------------   ---------------

Hypothetical initial            $1,000.00         $1,000.00         $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)          $128.8164         $169.6722          $69.9425
At end of period (B)            $169.9932         $169.9932         $169.9932

Ending value of hypothetical
investment (EV) = P x (B/A)     $1,319.65         $1,001.89         $2,430.47

Cumulative rate of total
return = ((EV/P)-1) x 100          31.97%             0.19%           143.05%

Number of years in period (n)           1                 5                10

                       n
Net change factor (1+T)  = EV/P   1.31965           1.00189           2.43047


Average annual compound rate       31.97%             0.04%             9.28%
of total return (T)

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                              SCHEDULE OF COMPUTATION OF
                 TOTAL RETURN INFORMATION FOR THE CREF GROWTH ACCOUNT


                                                                  116 months
                                                                (April 29, 1994
                             January 1, 2003   January 1, 1999   commencement of
                                    to               to           operations to
                               December 31,     December 31,      December 31,
                                   2003             2003              2003)
                             ---------------   ---------------   ---------------

Hypothetical initial
payment of $1,000 (P)           $1,000.00         $1,000.00         $1,000.00

Accumulation unit value:
At start of period (A)           $42.9254          $75.6171          $24.9508
At end of period (B)             $54.8382          $54.8382          $54.8382

Ending value of hypothetical
investment (EV) = P x (B/A)     $1,277.52           $725.21         $2,197.85

Cumulative rate of total
return = ((EV/P)-1) x 100          27.75%           -27.48%           119.79%

Number of years in period (n)           1                 5              9.67

                       n
Net change factor (1+T) = EV/P    1.27752           0.72521           2.19785


Average annual compound            27.75%            -6.22%             8.47%
rate of total return (T)

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                              SCHEDULE OF COMPUTATION OF
              TOTAL RETURN INFORMATION FOR THE CREF EQUITY INDEX ACCOUNT


                                                                   116 months
                                                                (April 29, 1994
                             January 1, 2003   January 1, 1999   commencement of
                                    to               to           operations to
                               December 31,     December 31,      December 31,
                                   2003             2003              2003)
                             ---------------   ---------------   ---------------

Hypothetical initial
payment of $1,000 (P)           $1,000.00         $1,000.00         $1,000.00

Accumulation unit value:
At start of period (A)           $53.7766          $69.7430          $25.0380
At end of period (B)             $70.0931          $70.0931          $70.0931

Ending value of hypothetical
investment (EV) = P x (B/A)     $1,303.41         $1,005.02         $2,799.47

Cumulative rate of total
return = ((EV/P)-1) x 100          30.34%             0.50%           179.95%

Number of years in period (n)           1                 5              9.67

                       n
Net change factor (1+T)  = EV/P   1.30341           1.00502           2.79947

Average annual compound rate
of total return (T)                30.34%             0.10%            11.22%

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                              SCHEDULE OF COMPUTATION OF
         TOTAL RETURN INFORMATION FOR THE CREF INFLATION-LINKED BOND ACCOUNT


                                                                    80 months
                                                                  (May 1, 1997
                             January 1, 2003   January 1, 1999   commencement of
                                    to               to           operations to
                               December 31,     December 31,      December 31,
                                   2003             2003              2003)
                             ---------------   ---------------   ---------------

Hypothetical initial
payment of $1,000 (P)           $1,000.00         $1,000.00         $1,000.00

Accumulation unit value:
At start of period (A)           $38.9706          $27.0278          $25.4607
At end of period (B)             $41.9368          $41.9368          $41.9368

Ending value of hypothetical
investment (EV) = P x (B/A)     $1,076.11         $1,551.62         $1,647.12

Cumulative rate of total
return = ((EV/P)-1) x 100           7.61%            55.16%            64.71%

Number of years in period (n)           1                 5              6.67

                       n
Net change factor (1+T)  = EV/P   1.07611           1.55162           1.64712

Average annual compound rate
of total return (T)                 7.61%             9.18%             7.76%

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                           SCHEDULE OF COMPUTATION OF
               TOTAL RETURN INFORMATION FOR THE BOND MARKET ACCOUNT


                             January 1, 2003   January 1, 1999   January 1, 1994
                                    to               to                to
                               December 31,     December 31,      December 31,
                                   2003             2003              2003)
                             ---------------   ---------------   ---------------

Hypothetical initial
payment of $1,000 (P)           $1,000.00         $1,000.00         $1,000.00

Accumulation unit value:
At start of period (A)           $68.7370          $52.3634          $37.7303
At end of period (B)             $71.7129          $71.7129          $71.7129

Ending value of hypothetical
investment (EV) = P x (B/A)     $1,043.29         $1,369.52         $1,900.67

Cumulative rate of total
return = ((EV/P)-1) x 100           4.33%            36.95%            90.07%

Number of years in period (n)           1                 5                10

                       n
Net change factor (1+T) = EV/P    1.04329           1.36952           1.90067

Average annual compound rate
of total return (T)                 4.33%             6.49%             6.63%

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                           SCHEDULE OF COMPUTATION OF
              TOTAL RETURN INFORMATION FOR THE SOCIAL CHOICE ACCOUNT


                             January 1, 2003   January 1, 1999   January 1, 1994
                                    to               to                to
                               December 31,     December 31,      December 31,
                                   2003             2003              2003)
                             ---------------   ---------------   ---------------

Hypothetical initial
payment of $1,000 (P)           $1,000.00         $1,000.00         $1,000.00

Accumulation unit value:
At start of period (A)           $83.2905          $86.6053          $39.6802
At end of period (B)             $99.5796          $99.5796          $99.5796

Ending value of hypothetical    $1,195.57         $1,149.81         $2,509.55
investment (EV) = P x (B/A)

Cumulative rate of total           19.56%            14.98%           150.96%
return = ((EV/P)-1) x 100

Number of years in period (n)           1                 5                10

                       n
Net change factor (1+T) = EV/P    1.19557           1.14981           2.50955

Average annual compound rate
of total return (T)                19.56%             2.83%             9.63%

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                              SCHEDULE OF COMPUTATION OF
               TOTAL RETURN INFORMATION FOR THE GLOBAL EQUITIES ACCOUNT


                             January 1, 2003   January 1, 1999   January 1, 1994
                                    to               to                to
                               December 31,     December 31,      December 31,
                                   2003             2003              2003)
                             ---------------   ---------------   ---------------


Hypothetical initial
payment of $1,000 (P)           $1,000.00         $1,000.00         $1,000.00

Accumulation unit value:
At start of period (A)           $51.0848          $71.1149          $35.9364
At end of period (B)             $68.2350          $68.2350          $68.2350

Ending value of hypothetical
investment (EV) = P x (B/A)     $1,335.72           $959.50         $1,898.77

Cumulative rate of total
return = ((EV/P)-1) x 100          33.57%           -4.05%             89.88%

Number of years in period (n)           1                 5                10

                       n
Net change factor (1+T) = EV/P    1.33572            0.9595           1.89877

Average annual compound rate
of total return (T)                33.57%           -0.82%              6.62%

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                     SCHEDULE OF COMPUTATION OF
            SEVEN-DAY YIELDS FOR THE MONEY MARKET ACCOUNT


                                                                Seven-Day Period
                                                                     Ended
                                                               December 31, 2003
                                                               -----------------

Initial value of a hypothetical pre-existing
account with a balance of one Accumulation
Unit at the beginning of base period (A)                         $21.7973563390

Value of same account (excluding capital gains
and losses) at end of the seven-day period (B)                   $21.8002926173

Net change in account value (C) = B - A                           $0.0029362783
                                                                 ==============

Base period Return: Net change in account value
divided by the beginning account value = C/A                       0.0001347080
                                                                 ==============

Net Annualized Current Yield = C/A x (365/7) x 100                         0.70%
                                                                           ====

Net Annualized Effective Yield = (1 + C/A)365/7 - 1                        0.70%
                                                                           ====

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                   SCHEDULE OF COMPUTATION OF
          THIRTY-DAY YIELD FOR THE BOND MARKET ACCOUNT


                                                              Thirty-Day Period
                                                                    Ended
                                                              December 31, 2003
                                                             -------------------


Total interest income earned during the period (a)                $18,206,164.75

Total expenses incurred during the period (b)                      $2,150,195.36

Average daily number of units outstanding during
the period (c)                                               75,797,167.12 units

Unit value at end of period (d)
                                                                         71.7129

                             6
Thirty-day Yield = 2[(A-B +1)  -1]
                      ---
                       cd                                                  3.57%